News Release

Investor Contact:
Mark Lamb	FOR RELEASE
Director – Investor Relations	4:00 PM Eastern
425/519-4034	JULY 29, 2003
markl@onyx.com

Onyx Software Announces 2003 Q2 results
Achieves Non-GAAP Operating Profit

BELLEVUE, Wash — Onyx® Software Corp. (NASDAQ: ONXSD), worldwide leader in successful CRM, today announced financial results for the quarter ended June 30, 2003.

Financial Results
Revenue for the second quarter of 2003 was $15.8 million, compared to $18.5 million in the second quarter of 2002. Reported net loss for the second quarter of 2003 was $0.9 million or $0.07 per share, compared to a net loss of $4.7 million, or $0.37 per share in the second quarter of 2002. All amounts expressed on a per share basis reflect the impact of the one-for-four reverse stock split approved by shareholders and announced on July 23, 2003. Second quarter 2003 net loss includes restructuring charges of $0.8 million, due mostly to headcount reductions in April, and amortization of intangibles of $0.3 million. Second quarter 2002 net loss included restructuring charges of $3.9 million and amortization of intangibles of $0.3 million.

Non-GAAP operating income for the second quarter of 2003, which excludes the amortization of intangibles, stock-based compensation expense and restructuring-related costs, was $0.1 million compared to a non-GAAP operating loss of $0.3 million in the second quarter of 2002. Onyx believes that supplementary disclosure regarding non-GAAP operating income (loss) assists in comparing current operating results with those of past periods. A reconciliation of non-GAAP operating income (loss) with actual operating income (loss) is attached to the financial tables included below in this release.

License revenue in the second quarter of 2003 was $3.1 million compared to $6.5 million in the second quarter of 2002, and was up from $2.6 million in the first quarter of 2003. Service revenue in the second quarter of 2003 was $12.7 million compared to $12.0 million in the second quarter of 2002, and was up from $11.6 million in the first quarter of 2003 due to strong demand for professional services.

On June 30, 2003, Onyx had cash and cash equivalents of $13.9 million, compared to $15.0 million on March 31, 2003. Cash balances include net proceeds of $2.8 million raised in a private offering during the second quarter of 2003. During the quarter the company made scheduled payments of $2.5 million on agreements that eliminate excess facilities and $1.0 million in severance, including payments against obligations resulting from terminations in prior quarters.

Business Summary
“Our improved bottom line in the second quarter resulted from cost reduction measures announced last quarter as well as overall business performance that improved modestly compared to the first quarter,” said Brent Frei, Co-Founder and CEO. “While the environment continues to be challenging worldwide, we achieved good results in Europe, driven largely by customer acceptance of our government solution and the effectiveness of our partner-assisted sales efforts.”

Leading organizations purchasing Onyx Software included Europe Assistance, Greene King BBW PLC and Hong Kong Society of Accountants. CCH Australia purchased additional licenses for their deployment of Onyx on the Oracle platform. In Healthcare, BlueCross BlueShield of Western New York, BlueShield of Northeastern New York and HealthNow New York Inc. all chose Onyx for new deployments. In Financial Services, American Express expanded its Onyx deployment in two divisions. European and partner-assisted deals accounted for larger-than-usual shares of license revenue.

Customers engaging Onyx Professional Services during the quarter included Amway Korea, ASB Bank, Camelot, CCH Australia, HealthNow New York Inc., Kyorin Pharmaceuticals, Mellon, NTL, Nuveen Investments Inc. and Starbucks Coffee Company.

No single customer accounted for more than 10 percent of total revenue in the quarter.

Onyx Embedded CRM™ progress
Onyx Software’s Embedded CRM initiative made continued progress in the second quarter. Embedded CRM is a leading web services-based approach and flexible business model that combines the Onyx platform with components of other technologies, enabling Onyx partners to deliver composite business solutions tailored to specific customer segments and needs.

Embedded CRM progress was evident through sales of eShop, a solution jointly-developed by Onyx and its partner Deloitte & Touche. The eShop solution combines the Onyx platform with vertical-specific application components to deliver CRM functionality designed to meet the needs of local governments. The eShop solution has subsequently been sold to governments by solution integrators including Fujitsu, Hewlett Packard, Liberata, and SX3, as well as by Deloitte & Touche. Four local governments in the United Kingdom purchased Onyx licenses in the second quarter of 2003.

In Financial Services, Onyx announced during the quarter that Getronics, Inc., a global information communication and technology services and solutions company with US headquarters in Billerica, MA, selected Onyx to add CRM components to its suite of retail banking applications.

Late in the second quarter, IBM completed initial training for their hosted Onyx offering, CRM On Demand, and signed a new Healthcare customer for the hosted Onyx offering in July.

Onyx Portable CRM Unveiled
In June, Onyx unveiled Onyx Portable CRM, a family of products that brings the power and flexibility of Onyx CRM to mobile professionals. With Onyx Portable CRM products, mobile professionals can access the Onyx Enterprise CRM application through a broad range of portable computing and wireless devices, enabling them to manage customer interactions, sales opportunities and service and support incidents and tasks on the device of their choice. Onyx also announced the general availability of the latest addition to the Onyx Portable CRM product family, Onyx Employee Portal – Offline Edition 4.5, a solution that provides mobile professionals access to critical customer information via their laptops.

Unlike competing solutions, Onyx Portable CRM products do not require added software on the device. The product features thin, browser-based clients that can be automatically deployed and updated from a standard URL. They have similar interfaces and capabilities, designed to allow users to seamlessly transition between the Onyx solution running on a corporate network and the user’s portable device of choice. Onyx has packaged the Portable CRM products into a single offering that customers can purchase as a bundle, allowing them to utilize all of the Portable CRM products for a single fee. As a result of the unique product design and simplified licensing approach, both the initial deployment costs and long-term support costs are designed to be significantly lower than other mobile offerings on the market today.

Onyx Software earns Leader quadrant position in Gartner Midsize CRM Suite Magic Quadrant
Onyx Software achieved Leader placement in Gartner’s Magic Quadrant report on CRM Suites for North America Midsize Businesses (MSB). Gartner defines a midsize business as having annual revenues in the range of $50 million to approximately $500 million, up to 1,000 employees or midsize divisions of large enterprises. The report evaluated and positioned eighteen vendors in the MSB customer relationship management market. Onyx is one of only three CRM vendors included in both the midsize business and large enterprise Magic Quadrant reports and the only vendor of the three to be listed as a leader for MSBs.*

Business Outlook
While the outcome and timing of deals make a wide range of revenue outcomes possible, at this date the company believes it is likely that third quarter license revenue will improve relative to second quarter 2003, while service revenue will likely decline compared to the second quarter. Total costs and expenses are expected be somewhat lower in the third quarter than in the second quarter. Overall, the company expects its operating results to be in the same range as results from the second quarter of 2003, although management’s goal is for sequential improvement.

Onyx Software Second Quarter Conference Call
Onyx Software will host a conference call to discuss the results of the second quarter of 2003. We suggest you access the call 10-15 minutes prior to the start time by signing on at www.onyx.com or www.companyboardroom.com. The call will be archived and available for replay at these same URLs. Alternatively, you can participate by phone.

When: Tuesday, July 29, 2003
Time: 4:30 pm (Eastern) / 1:30 pm (Pacific)
Web Access: www.onyx.com or www.companyboardroom.com
Dial-In: 1-800-884-5695
International Dial-In: 1-617-786-2960
Passcode: 59114061
Replay: 1-617-801-6888 (available through Tuesday, Aug 12, 11:45 pm,)
Passcode: 31247069

About Onyx Software
Onyx Software Corp. (Nasdaq: ONXS), worldwide leader in delivering successful CRM, offers a fast, cost-effective, usable solution that shares critical information among employees, customers and partners through three role-specific, Web services-based portals. The Onyx approach delivers real-world success by aligning CRM technology with business objectives, strategies and processes. Companies rely on Onyx across multiple departments to create a superior customer experience and a profitable bottom line. Onyx serves customers worldwide in a variety of industries, including financial services, healthcare, high technology and the public sector. Customers include Amway, United Kingdom lottery operator Camelot, Delta Dental Plans of California, Microsoft Corporation, Mellon Financial Corporation, The Regence Group, State Street Corporation and Suncorp. More information can be found at (888) ASK-ONYX, info@onyx.com or http://www.onyx.com/.

* The Magic Quadrant is copyrighted April 2003, by Gartner, Inc. and is reused with permission. Gartner’s permission to print or reference its Magic Quadrant should not be deemed to be an endorsement of any company or product depicted in the quadrant. The Magic Quadrant is Gartner’s opinion and is an analytical representation of a marketplace at and for a specific time period. It measures vendors against Gartner-defined criteria for a marketplace. The positioning of vendors within a Magic Quadrant is based on the complex interplay of many factors. Gartner does not advise enterprises to select only those firms in the Leaders segment. In some situations, firms in the Visionary, Challenger, or Niche Player segments may be the right match for an enterprise’s requirements. Well-informed vendor selection decisions should rely on more than a Magic Quadrant. Gartner research is intended to be one of many information sources and the reader should not rely solely on the Magic Quadrant for decision-making. Gartner expressly disclaims all warranties, express or implied of fitness of this research for a particular purpose.

Forward-Looking Statement
This press release contains forward-looking statements, including statements about our expected financial results for the third quarter of 2003. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. The words “believe,” “expect,” “intend,” “anticipate,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Factors that could affect Onyx’s actual results include, but are not limited to the risk that we do not achieve the financial results that we expect and the “Important Factors That May Affect Our Business, Our Results of Operations and Our Stock Price” described in our quarterly report on form 10-Q for the period ended March 31, 2003. Readers are cautioned not to place undue reliance upon these forward-looking statements that speak only as to the date of this release. Onyx undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

Onyx Software Corporation
Condensed Consolidated Statements of Operations
(In Thousands, Except Per Share Data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2003	2002	2003	2002

Revenue
License	$3,122	$6,509	$5,741	$9,563
Service	12,688	12,001	24,276	23,562

Total revenue	15,810	18,510	30,017	33,125
Costs of revenue
Cost of license	197	226	482	397
Amortization of acquired technology	84	138	168	276
Cost of service	5,443	5,051	10,878	10,259

Total cost of revenue	5,724	5,415	11,528	10,932
Gross margin	10,086	13,095	18,489	22,193
Operating Expenses
Sales and marketing	5,082	7,062	11,565	13,059
Research and development	3,147	4,023	6,276	7,976
General and administrative	1,842	2,437	4,095	4,976
Restructuring and other-related charges	754	3,941	1,094	6,558
Amortization of acquisition-related intangibles	209	209	418	418
Amortization of stock-based compensation	15	65	28	152

Total operating expenses	11,049	17,737	23,476	33,139
Operating loss	(963)	(4,642)	(4,987)	(10,946)
Other income (expense), net	111	31	120	(342)
Change in fair value of outstanding warrants	15	—	257	—

Loss before income taxes	(837)	(4,611)	(4,610)	(11,288)
Income tax provision (benefit)	135	398	(79)	412
Minority interest in loss of consolidated subsidiary	(75)	(339)	(232)	(472)

Net loss	$(897)	$(4,670)	$(4,299)	$(11,228)

Basic and diluted net loss per share (A)	$(0.07)	$(0.37)	$(0.33)	$(0.91)

Shares used in computation of basic and diluted net loss per share (A)	13,238	12,605	12,969	12,319

(A)	On July 23, 2003, the company announced a one-for-four reverse stock split authorized by its shareholders. All share and per share amounts in the accompanying consolidated financial statements have been adjusted to reflect this reverse stock split.

Onyx Software Corporation
Non-GAAP Supplemental Pro Forma Information:
(In Thousands, Except Per Share Data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2003	2002	2003	2002

Operating loss	$(963)	$(4,642)	$(4,987)	$(10,946)
Adjustments to reconcile operating loss in the financial statements to pro forma operating income (loss):
Restructuring charges
Facilities	15	3,756	369	6,336
Severance	739	60	638	357
Asset impairments	—	125	87	125
Other	—	—	—	(260)

Total restructuring charges	754	3,941	1,094	6,558
Amortization of acquired technology	84	138	168	276
Amortization of acquisition-related intangibles	209	209	418	418
Amortization of stock-based compensation	15	65	28	152

Pro forma operating income (loss)	$99	$(289)	$(3,279)	$(3,542)

Net loss	$(897)	$(4,670)	$(4,299)	$(11,228)
Adjustments to reconcile net loss in the financial statements to pro forma net income (loss):
Restructuring charges
Facilities	15	3,756	369	6,336
Severance	739	60	638	357
Asset impairments	—	125	87	125
Other	—	—	—	(260)

Total restructuring charges	754	3,941	1,094	6,558
Amortization of acquired technology	84	138	168	276
Amortization of acquisition-related intangibles	209	209	418	418
Amortization of stock-based compensation	15	65	28	152
Change in fair value of outstanding warrants	(15)	—	(257)	—
Deferred income tax associated with acquisitions	(71)	(118)	(142)	(207)

Pro forma net income (loss)	$79	$(435)	$(2,990)	$(4,031)

Pro forma basic and diluted net income (loss) per share	$0.01	$(0.03)	$(0.23)	$(0.33)

Shares used in computation of pro forma basic net income (loss) per share	13,238	12,605	12,969	12,319

Shares used in computation of pro forma diluted net income (loss) per share	13,343	12,605	12,969	12,319

Onyx Software Corporation
Condensed Consolidated Balance Sheets
(In Thousands)

	June 30,	December 31,
	2003	2002

	(Unaudited)	(Unaudited)
Assets
Current Assets:
Cash and cash equivalents (B)	$13,920	$19,279
Accounts receivable, net	12,781	14,408
Prepaid expenses and other current assets	2,796	3,374
Current deferred tax asset	266	273

Total current assets	29,763	37,334
Property and equipment, net	5,119	6,474
Purchased technology, net	86	253
Other intangibles, net	1,044	1,461
Goodwill, net	8,180	8,180
Other assets	803	1,085

Total Assets	$44,995	$54,787

Liabilities and Shareholders’ Equity
Current Liabilities:
Accounts payable	$1,099	$1,484
Salary and benefits payable	1,445	1,675
Accrued liabilities	2,683	3,147
Income taxes payable	924	660
Current portion long-term liabilities	—	180
Current portion of restructuring-related liabilities	6,057	10,224
Deferred revenue	14,991	16,258

Total current liabilities	27,199	33,628
Long-term liabilities	—	77
Long-term restructuring-related liabilities	773	2,600
Long-term restructuring-related liabilities – warrants	663	920
Deferred tax liability	355	497
Minority interest in joint venture	3	237
Shareholders’ Equity
Common stock	142,485	139,459
Deferred stock-based compensation	(58)	(84)
Accumulated deficit	(126,360)	(122,061)
Accumulated other comprehensive loss	(65)	(486)

Total shareholders’ equity	16,002	16,828

Total Liabilities and Shareholders’ Equity	$44,995	$54,787

(B)	Includes $3.2 million and $2.2 million in restricted cash as of June 30, 2003 and December 31, 2002, respectively, which was pledged in conjunction with the company’s line of credit as of June 30, 2003 and the company’s line of credit and corporate card program as of December 31, 2002.